EXHIBIT 12.1


                         MFA Mortgage Investments, Inc.
                       Ratio of Earnings to Fixed Charges

                                                           Three Months         Year                Year
                                                               Ended            Ended              Ended
                                                            3/31/2004*      Dec. 31, 2003      Dec. 31, 2002
                                                            ----------      -------------      -------------
Earnings                                                                    (In Thousands)
Net income                                                       87,620            57,848        56,093,753 K
Less: minority interest                                                                 -                 -
      interest capilalized
      preferered dividend of cons subsidiaries
      income/loss from equity investees see below                                  (1,276)          (80,916)K
                                                           ------------      ------------      ------------
Income from cont. ops                                            87,620            56,572        56,012,837
Plus:
  Fixed charges                                                  66,268            57,694        63,795,216 K
  Amortization of capitalized interest
  Pre tax losses of equity investees
  Distributed income of equity investees* see below                                 2,446 *         248,777

                                                           ------------      ------------      ------------
Total Earnings                                                  153,888           116,712       120,056,830
                                                           ============      ============      ============

Ratio of Earnings to Fixed Charges                                 2.32              2.02              1.88

Fixed Charges
Interest expenses and Capitalized (repo & cap)                   64,564            56,592        63,795,216
Mtge Interest                                                     1,704             1,102
amort prem and disc and capitalized exps related to debt
estimate of interest within rental expense
preference security divi requirements of consol subs
                                                           ------------      ------------      ------------
Total                                                            66,268            57,694        63,795,216

Income from equity investees**
RCC Consolidated since 10/01/02                                                         4           135,135
Cameron                                                                              (169)          (67,973)
Lealand Consolidated since 10/01/02                                                                 (11,393)
Laurel Park                                                                           (25)           25,148
Harmony                                                                              (231)
Morrowood
Owings Chase
Gains on sales of equity interests/properties                                       1,697

                                                                             ------------      ------------
                                                                                    1,276            80,916
                                                                             ============      ============

Distributions from equity investees
RCC                                                                                     0           237,500
Cameron                                                                                 0                 -
Lealand                                                                                 0            11,277
Laurel Park gains distrib                                                           1,100                 -
Harmony gains distrib                                                               1,175                 -
Morrowood gains distrib                                                               171                 -
Owings Chase
                                                                             ------------      ------------
                                                                                    2,446           248,777
                                                                             ============      ============

*Annualized
**Consolidated all equity investees from 1/1/04.

Earnings

                                                                 Year             Year              Year
                                                                 Ended            Ended             Ended
                                                             Dec. 31, 2001    Dec. 31, 2000     Dec. 31, 1999
                                                             -------------    -------------     -------------
Earnings                                                                     (In Thousands)
Net income                                                     3,784,811 K      7,866,116 K        7,599,880 K
Less: minority interest                                                -                -             (4,218)K
      interest capilalized
      preferered dividend of cons subsidiaries
      income/loss from equity investees see below             (3,137,004)K     (3,670,199)K       (2,809,184)
                                                            ------------     ------------       ------------
Income from cont. ops                                            647,807        4,195,917          4,786,478
Plus:
  Fixed charges                                               35,073,543 K     30,103,076 K       18,465,529 K
  Amortization of capitalized interest
  Pre tax losses of equity investees
  Distributed income of equity investees* see below              586,538          853,100            768,280

                                                            ------------     ------------       ------------
Total Earnings                                                36,307,888       35,152,093         24,020,287
                                                            ============     ============       ============

Ratio of Earnings to Fixed Charges                                  1.04             1.17               1.30

Fixed Charges
Interest expenses and Capitalized (repo & cap)                35,073,543       30,103,076         18,465,529
Mtge Interest
amort prem and disc and capitalized exps related to debt
estimate of interest within rental expense
preference security divi requirements of consol subs
                                                            ------------     ------------       ------------
Total                                                         35,073,543       30,103,076         18,465,529

Income from equity investees**
RCC Consolidated since 10/01/02                                2,741,276 TB       249,001          2,254,654 TB
Cameron                                                          (41,493)TB       101,465
Lealand Consolidated since 10/01/02                                6,168 TB
Laurel Park                                                      309,000 TB       209,340
Harmony                                                           82,208 TB       140,000            180,000 TB
Morrowood                                                         50,000 TB       380,000            350,000 TB
Owings Chase                                                                    2,590,393             24,530
Gains on sales of equity interests/properties

                                                                 (10,155)
                                                            ------------     ------------       ------------
                                                               3,137,004 K      3,670,199 K        2,809,184
                                                            ============     ============       ============

Distributions from equity investees
RCC                                                                    -           98,800 TB         213,750 TB
Cameron                                                          153,955 TB             -                  -
Lealand                                                           33,583 TB             -                  -
Laurel Park gains distrib                                        309,000 TB       209,340 TB
Harmony gains distrib                                             40,000 TB       140,000 TB         180,000 TB
Morrowood gains distrib                                           50,000 TB       380,000 TB         350,000 TB
Owings Chase                                                                       24,960 TB--        24,530
                                                            ------------     ------------    |  ------------
                                                                 586,538          853,100    |       768,280
                                                            ============     ============    |  ============
                                                                                             V
*Annualized                                                                        24,960 cash distribution 3/31
**Consolidated all equity investees from 1/1/04.                                2,565,433 gain on sale
                                                                             ------------
                                                                                2,590,393

Earnings
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